EXHIBIT 77Q1

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                                  REDESIGNATION

                                    OF SERIES

                          ESTABLISHMENT AND DESIGNATION

                                    OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated May 1, 2001 (the "Declaration"), of MFS/Sun Life Series Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) and divide the shares to create an additional class of shares, within the meaning of Section 6.10, as follows:

1.  Redesignate the existing class of shares as "Initial Class Shares";

2. Establish and designate an additional class of shares within the meaning of Section 6.10. The other class of shares is designated "Service Class Shares";

3. Initial Class Shares and Service Class Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

4. The purchase price of Initial Class Shares and Service Class shares, the method of determination of the net asset value of Initial Class Shares and Service Class Shares, the price, terms and manner of redemption of Initial Class Shares and Service Class Shares, any conversion feature of Service Class Shares, and the relative dividend rights of holders of Initial Class Shares and Service Class Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

5. Initial Class Shares and Service Class shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

6. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholder of the class.



         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of May, 2001 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.

SAMUEL ADAMS                                        _______________________
---------------------------
Samuel Adams                                        David D. Horn
3 Overledge Road                                    257 Lake Street
Manchester, MA  01944                               New Vineyard, ME  04956


J. KERMIT BIRCHFIELD                                DERWYN F. PHILLIPS
---------------------------                         ------------------
J. Kermit Birchfield                                Derwyn F. Phillips
33 Way Road                                         22 Cliff Street
Gloucester, MA  01930                               Marblehead, MA  01945


_____________________                               C. JAMES PRIEUR
                                                    ---------------
Robert C. Bishop                                    C. James Prieur


FREDERICK H. DULLES                                 RONALD G. STEINHART
---------------------------                         -------------------
Frederick H. Dulles                                 Ronald G. Steinhart
47 East 64th Street                                 25 Robledo Drive
New York, NY  10021                                 Dallas, TX 75230


WILLIAM R. GUTOW                                    HAVILAND WRIGHT
------------------                                  ---------------
William R. Gutow                                    Haviland Wright
3 Rue Dulac                                         739 Wild Turkey Trail
Dallas, TX  75230                                   Boulder, CO  80302